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                                                                   EXHIBIT 2.2

                      AMENDMENT TO PURCHASE AND SALE AGREEMENT

     This AMENDMENT TO PURCHASE AND SALE AGREEMENT (hereinafter "Amendment") is executed this 17th day of May, 1999, but is effective for all purposes as of March 31, 1999, by and between UNION OIL COMPANY OF CALIFORNIA, at 14141 Southwest Freeway, Sugar Land, Texas 77478 (hereinafter referred to as "Unocal"), and QUICKSILVER RESOURCES INC., a Delaware corporation, whose address is 1619 Pennsylvania Avenue, Fort Worth, Texas 76104 (herein referred to as "Buyer").

     WHEREAS, reference is herein made to that certain PURCHASE AND SALE AGREEMENT dated as of March 31, 1999, by and between Unocal and Buyer (hereinafter "Purchase Agreement"). All capitalized terms used herein but not otherwise defined shall have the meanings attributed to them in the Purchase Agreement;

     WHEREAS, Unocal and Buyer desire to make certain changes and amendments to the Purchase Agreement, as set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Purchase Agreement and agree as follows:

1. EXHIBIT A. Exhibit "A" attached to the Purchase Agreement is hereby deleted and replaced for all purposes with FIRST AMENDED Exhibit "A" attached hereto as ATTACHMENT 1.

2. SNOWPLOW. The leased snowplow described on Exhibit "B" to the Purchase Agreement cannot be transferred without the lessor's consent and the lessor has not yet agreed to provide such consent. The lessor of the snowplow has quoted a price at which Unocal could terminate the existing lease and purchase the snowplow. Buyer desires Unocal to purchase the snowplow on its behalf. Therefore, the leased snowplow is hereby deleted from Exhibit "B" to the Purchase Agreement, and the parties agree that as soon as reasonably practicable after the closing, Unocal shall purchase the snowplow and transfer the same to Buyer, and Buyer shall pay and reimburse Unocal, the price Unocal pays therefor, not to exceed $60,000.00 (plus any applicable sales and transfer taxes and registrations fees, to the extent not otherwise included in this amount).

3. RATIFICATION. Except as expressly amended by this Amendment, the Purchase Agreement, as amended by this Amendment, continues in full force and effect on all of the terms and conditions provided therein.

4. ENTIRE AGREEMENT; AMENDMENTS: This Amendment, constitutes the entire agreement between Unocal and Buyer with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understandings with respect thereto. No amendment of this

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Amendment shall be binding on the Parties unless in writing and signed by the authorized representatives of both Parties hereto. Any waiver of any breach of any term or condition of this Amendment shall not operate as a waiver of any other breach of such term or condition or of any other term or condition of this Amendment.

5. COUNTERPARTS: This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       Union Oil Company of California


                                       By:     /s/ Robert C. Gnagy
                                               -------------------------------

                                       Name:   Robert C. Gnagy
                                               -------------------------------

                                       Title:  Attorney-in-Fact
                                               -------------------------------


                                       QUICKSILVER RESOURCES INC.


                                       By:     /s/ Houston Kauffman
                                               -------------------------------

                                       Name:   Houston Kauffman
                                               -------------------------------

                                       Title:  Vice President
                                               -------------------------------

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